Exhibit 10.1

AMENDMENT NO. 3 TO THE LOAN AGREEMENT

AMENDMENT NO. 3 TO THE LOAN AGREEMENT (this “Amendment”) made effective as of March 3, 2015 by and between EMPIRE RESORTS, INC., a Delaware corporation (hereinafter “Borrower”) and KIEN HUAT REALTY III LIMITED (hereinafter “Lender”).

WITNESSETH:

WHEREAS, Borrower and Lender entered into a Loan Agreement, dated as of November 17, 2010, and amended by that certain Amendment No. 1 to the Loan Agreement, dated August 8, 2012 and by that certain Amendment No. 2 to the Loan Agreement, dated December 18, 2013 (as amended, the “Loan Agreement”);

WHEREAS, Borrower and Lender have agreed to extend the term of the loan (the “Loan”) made pursuant to the Loan Agreement in accordance with the terms of this Amendment (the “Extension”).

NOW, THEREFORE, the parties hereto agree to amend the Loan Agreement as follows, effective as of the date hereof:

1. Section 2.02(c)(iv) shall be amended by deleting the words “March 15, 2015” and inserting the words “March 15, 2016” in place thereof.

2. Section 7.01 shall be amended by adding the following provision to the end of such section:

(i)	Denial of a Gaming Facility License. Montreign Operating Company, LLC, or any other subsidiary of Borrower, shall be denied a gaming facility license for a proposed resort casino project in Sullivan County, New York by the New York Gaming Commission.

3. Section 7.02(a) shall be amended by deleting the first sentence and replacing it with the following:

During the continuance of an Event of Default, Lender may by written notice to Borrower, in addition to any other rights or remedies available pursuant to this Agreement, the Note and the other Loan Documents, at Law or in equity, declare by written notice to Borrower all or any portion of the Indebtedness to be immediately due and payable, whereupon all or such portion of the Indebtedness shall so become due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower (including all rights or remedies available at Law or in equity); provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 7.01(d) or (i) shall occur, then the Indebtedness shall immediately become due and payable without the giving of any notice or other action by Lender.

4. In consideration of the Extension, Borrower agrees to pay to Lender a one-time fee equal to $25,000. In addition, Borrower agrees to pay the out-of-pocket legal fees and expenses incurred by Lender in connection with this Amendment in an amount not to exceed $20,000.

The parties hereby agree that except as specifically provided in and modified by this Amendment, the Loan Agreement is in all other respects hereby ratified and confirmed and references to the Loan Agreement shall be deemed to refer to the Loan Agreement as modified by this Amendment.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first written above.

EMPIRE RESORTS, INC.

By:	/s/ Joseph A. D’Amato
Name: Joseph A. D’Amato
Title: Chief Executive Officer

KIEN HUAT REALTY III LIMITED

By:	/s/ Gerard Lim Ewe Keng
Name: Gerard Lim Ewe Keng
Title: Director